Updated October 27, 1997






















     THE MERIDIAN INSURANCE GROUP, INC. 401(K) PLAN

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                                        TABLE OF CONTENTS
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                                                                                     PAGE
INTRODUCTION                                                                                    1
ARTICLE I - DEFINITIONS                                                                         2
ARTICLE II - ELIGIBILITY AND PARTICIPATION                                                     11
Section 2.1Eligibility Requirements                                                            11
Section 2.2Participation                                                                       12
ARTICLE III - CONTRIBUTIONS                                                                    13
Section 3.1Employer Contributions                                                              13
Section 3.2Employee Elective Deferrals                                                         13
Section 3.3After-Tax Employee Contributions                                                    14
Section 3.4Rollover Contributions                                                              14
Section 3.5Trustee-to-Trustee Transfers                                                        15
Section 3.6Deduction Limitation                                                                15
ARTICLE IV - 401(k) and 401(m)                                                                 16
Section 4.1Distribution of Excess Employee                                                     16
                          Elective Deferrals
Section 4.2Actual Deferral Percentage Test                                                     17
Section 4.3Distribution of Excess Contributions                                                19
Section 4.4Actual Contribution Percentage Test                                                 20
Section 4.5 Distribution of Excess Aggregate                                                   23
                          Contributions
Section 4.6Recharacterization                                                                  24
ARTICLE V - ALLOCATIONS, VALUATION AND VESTING                                                 25
Section 5.1Allocation of Contributions                                                         25
Section 5.2Participants Who Will Receive                                                       25
                          an Allocation
Section 5.3Allocation of Forfeitures                                                           25
Section 5.4Allocation Limitations                                                              25
Section 5.5Valuation                                                                           33
Section 5.6Vesting and Accrual                                                                 33
ARTICLE VI - DISTRIBUTIONS                                                                     34
Section 6.1Distributions of Small Account Balances                                             34
Section 6.2Distributions While In-Service                                                      34
Section 6.3Distributions Upon Separation From Service                                          36
Section 6.4Distributions Upon Retirement                                                       37
Section 6.5Distributions Upon Death                                                            37
Section 6.6Distributions Upon Disability                                                       38
Section 6.7Special Beneficiary Provisions                                                      38
Section 6.8Consent of the Participant Required                                                 39
                          for Distributions if Account
                          Balances Greater Than $3,500
Section 6.9Commencement of Benefits                                                            40
Section 6.10Required Distributions                                                             40
Section 6.11Joint & Survivor Annuity Requirements                                              46
Section 6.12Annuity Contract                                                                   52
Section 6.13Special Distribution Rules for                                                     52
                          401(k) Contributions, Qualified
                          Matching Contributions and Qualified
Non-Elective Contributions
Section 6.14Form of Distribution                                                               53
Section 6.15Trustee-to-Trustee Transfers                                                       53
Section 6.16Normal Form of Benefit                                                             53
Section 6.17Rollovers to Other Plans or IRAs                                                   53
Section 6.18Installment Payments                                                               54
ARTICLE VII - LOANS                                                                            55
Section 7.1Availability of Loans                                                               55
Section 7.2Amount of Loans                                                                     55
Section 7.3Terms of Loans                                                                      55
ARTICLE VIII - PLAN ADMINISTRATION                                                             58
Section 8.1Duties of the Employer                                                              58
Section 8.2The Committee                                                                       58
Section 8.3Appointment of Advisor                                                              59
Section 8.4Powers and Duties of the Committee                                                  59
Section 8.5Organization and Operation                                                          60
Section 8.6Claims Procedure                                                                    60
Section 8.7Records and Reports                                                                 61
Section 8.8Liability                                                                           62
Section 8.9Reliance and Statements                                                             62
Section 8.10Remuneration and Bonding                                                           62
Section 8.11Committee Decisions Final                                                          63
Section 8.12Participant-Directed Investments                                                   63
ARTICLE IX - TRUST AGREEMENT                                                                   64
Section 9.1Establishment of Trust                                                              64
ARTICLE X - AMENDMENT, TERMINATION AND MERGER                                                  65
Section 10.1Amendment                                                                          65
Section 10.2Termination                                                                        65
Section 10.3Merger, Consolidation or Transfer                                                  66
ARTICLE XI - TOP-HEAVY PROVISIONS                                                              67
Section 11.1Applicability                                                                      67
Section 11.2Definitions                                                                        67
Section 11.3Minimum Allocation                                                                 70
Section 11.4Nonforfeitability of Minimum Allocation                                            70
Section 11.5Allocation Limitations                                                             71
Section 11.6Minimum Vesting Schedules                                                          71
ARTICLE XII - GENERAL PROVISIONS                                                               72
Section 12.1Governing Law                                                                      72
Section 12.2Power to Enforce                                                                   72
Section 12.3Alienation of Benefits                                                             72
Section 12.4Not an Employment Contract                                                         72
Section 12.5Discretionary Acts                                                                 73
Section 12.6Interpretation                                                                     73
ARTICLE XIII - SIGNATURE PAGE                                                                  74
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                           INTRODUCTION


PURPOSE.

     The primary purpose of the Meridian Insurance Group, Inc. 401(k) Plan (the "Plan") is to provide the Employees of Meridian Insurance Group, Inc. with retirement benefits in recognition of the contribution of the Employees to the successful operation of the Employer. The Plan is intended to be a profit sharing plan, qualified under section 401(a) of the Internal Revenue Code
(the "Code"), which permits salary deferral contributions as provided by section 401(k) of the Code; and its affiliated Trust is intended to be exempt from tax under section 501(a) of the Code. In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

EFFECTIVE DATE.

     The Plan was originally established effective July 1, 1987. Pursuant to the terms of the Plan which permit its amendment by the Employer, this document is a restatement, in its entirety, of the Plan, generally effective January 1, 1997.

The terms of this document now set forth the controlling provisions of the Plan for all persons who are Employees on or after the Effective Date; provided, however, that to the extent required under section 411(d)(6) of the Code (and related Treasury Regulations), the applicable provisions of the preceding Plan documents are incorporated herein by reference.


                      ARTICLE I - DEFINITIONS

     The following words and phrases, wherever capitalized, shall have the meanings set forth below, unless the context in which they appear within the Plan clearly indicates otherwise:

     ACCOUNT(S) means the aggregate (or as otherwise specified) interest of a Participant in the assets of the Trust. Each Participant's interest will be segregated into one or more of the following Accounts, which will reflect, in addition to contributions allocated thereto, appropriate allocations of earnings, gains, losses and expenses of the Trust:

     AFTER-TAX EMPLOYEE CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant reflecting any After-Tax Employee
Contributions previously made by him under the Plan.

     EMPLOYEE DEFERRAL ACCOUNT. The separate Account maintained for each Participant to which are credited his Employee Elective Deferrals.

     EMPLOYER REGULAR CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to which are credited any Employer Regular Contributions allocated to him and made in accordance with Section 3.1.

     EMPLOYER MATCHING CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to which are credited any Employer Matching Contributions allocated to him and made in accordance with Section 3.1.

     QUALIFIED MATCHING CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to which are credited any Qualified Matching Contributions allocated to him and made on his behalf in accordance with Section 3.1.

     QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to which are credited any Qualified Non-Elective Contributions allocated to him and made on his behalf in accordance with Section 3.1.

     ROLLOVER ACCOUNT. The separate Account maintained for each applicable Participant to which contributions are made under Section 3.4.

     TRANSFER ACCOUNT. The separate Account maintained for each applicable Participant to which amounts have been transferred under Section 3.5.

     The Administrator may, in its discretion, establish subaccounts within each separate Account.

     ADMINISTRATIVE DELEGATE means one or more persons or institutions to whom the Committee has delegated certain administrative functions pursuant to a written agreement.

     ADMINISTRATOR means the Committee designated by the Employer to administer the Plan.

     AFFILIATE means a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, which includes the Employer; a trade or business (whether or not incorporated) which is in common control with the Employer as determined in accordance with section 414(c) of the Code; or any organization which is a member of an affiliated service group, within the meaning of section 414(m) of the Code, which includes the Employer; and any other organization required to be aggregated with the Employer pursuant to section 414(o) of the Code.

     AFTER-TAX EMPLOYEE CONTRIBUTIONS means contributions to the Plan, if any, made by an Employee on an after-tax, nondeductible basis.

     BENEFICIARY means the person or persons or a trust affirmatively designated by a Participant to receive all or a portion of such Participant's benefits in the event the Participant dies leaving benefits payable to such a Beneficiary in accordance with the provisions of Article VI.

     CODE means the Internal Revenue Code of 1986, as amended from time to time.

     COMMITTEE means the person or persons described in Section 8.2.

     COMPENSATION means all of each Participant's wages as defined in section 3401(a) of the Code together with all other compensatory payments to an Employee by the Employer with respect to which the Employer must furnish to the Employee a written statement pursuant to sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules (such as the exception for agricultural labor in section 3401(a)(2) of the Code) which limit the remuneration included in wages based on the nature or location of the employment or services performed.

     Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

     Notwithstanding the above, for Employee Deferral purposes and for purposes other than allocations pursuant to provision(s) providing for permitted disparity and/or Top-Heavy allocations, Compensation shall be determined by excluding the following:

     Overtime pay
     Bonuses
     Commissions
     Car allowances
     Taxable relocation earnings
     Taxable fringe benefits
     Taxable expense reimbursements
     Taxable group term life insurance premiums
     Miscellaneous income

     Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the Plan Year.

     Effective for Plan Years beginning after December 31, 1988, the annual Compensation of each Participant taken into account for purposes of determining all benefits provided under the Plan for any determination period shall not exceed $200,000 as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code ("Compensation Limit"), except that the dollar increase in effect on January 1 of any calendar year shall be effective for years beginning in such calendar year. The Compensation Limit for a determination period shall be the Compensation Limit in effect on the January 1 coinciding with or preceding such determination period. If Compensation is determined on the basis of a 12-consecutive-month period ending within the Plan Year, then the applicable Compensation Limit is the Compensation Limit in effect for the calendar year in which such 12-month period begins. If Compensation is determined on the basis of a period of less than 12 calendar months, the Compensation Limit shall be the annual Compensation Limit which would otherwise be applicable multiplied by the ratio obtained by dividing by 12 the number of full months in the short period. In determining the Compensation of a Participant for purposes of the $200,000 limitation, the rules of section 414(q)(6) of the Code shall apply except that, in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level, as defined in Section 5.1, if applicable) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation. Notwithstanding the above, effective for Plan Years beginning after December 31, 1993, the annual Compensation Limit shall not exceed $150,000, adjusted for calendar years beginning after 1994 at the same time and in the same manner as under section 415(d) of the Code, but only if and when the aggregate of such potential adjustments totals at least $10,000, and then only in amounts of $10,000, in the manner described in section 401(a)(17) of the Code.

     If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior period is subject to the applicable annual Compensation Limit in effect for that prior period. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation Limit is $200,000.

     DEFINED BENEFIT PLAN means a pension plan maintained by the Employer which is qualified under section 401(a) of the Code and which is not a Defined Contribution Plan, except to the extent that it maintains separate accounts with respect to which it is treated as a Defined Contribution Plan.

     DEFINED CONTRIBUTION PLAN means a plan qualified under section 401(a) of the Code and maintained by the Employer which provides for an account for each individual who participates in the plan, from which account all benefits attributable to amounts allocated to each such Participant's account (and any income and expenses or gains or losses attributable to such accounts, both realized and unrealized) are paid.

     DISABILITY means any medically determinable physical or mental impairment which results in an inability to engage in any substantial gainful activity by reason thereof and which may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment must be supported by medical evidence. Disability will be determined to exist if the Participant is receiving disability benefits under the Social Security Act or Railroad Retirement Act.

     EFFECTIVE DATE The provisions of this amendment and restatement are generally effective January 1, 1997, except for the retroactive effective dates required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, or any final Regulations published and effective since the most recent effective date of this Plan. Further, to the extent the Plan was operated in accordance with the provisions of this amendment and restatement as of an effective date earlier than that required by law, such date shall be the Effective Date.

     EMPLOYEE means any common law employee of the Employer or any Affiliate. The term Employee shall also include any Leased Employee deemed to be an Employee of the Employer or any Affiliate as provided in section 414(n) or (o) of the Code.

     EMPLOYEE ELECTIVE DEFERRALS means contributions to the Plan from an Employee's salary, which the Employee could have received currently in Compensation.

     EMPLOYER means Meridian Insurance Group, Inc., any successor through merger, consolidation or purchase of substantially all of the assets or business of the entity which is the Employer immediately prior to such succession, which successor, within 90 days after such succession, agrees to continue this Plan; and any Affiliate which adopts the Plan.

     EMPLOYER MATCHING CONTRIBUTIONS means those contributions made by the Employer as described under Section 3.1 which are allocated to Participants' Employer Matching Contribution Accounts, and does not include Qualified Matching Contributions or Qualified Non-Elective Contributions (if any).

     EMPLOYER REGULAR CONTRIBUTIONS means those contributions made by the Employer as described under Section 3.1 which are allocated to Participants' Employer Regular Contribution Accounts, and does not include Qualified Matching Contributions or Qualified Non-Elective Contributions (if any).

     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     FORFEITURES means the nonvested portion, if any, of a Participant's Account created as a result of termination of employment by the Participant prior to the time he becomes 100 percent Vested in his Account. A Forfeiture occurs immediately after the distribution of the entire Vested portion of a Participant's Account.

     HIGHLY COMPENSATED EMPLOYEE means and includes active highly compensated Employees and former highly compensated Employees.

     An active highly compensated Employee includes any Employee who performed service for the Employer during the determination year and who, during the look-back year: (1) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code, $100,000 for 1996); (2) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code, $66,000 for 1996) and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year in an amount greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code ($60,000 for 1996). The term Highly Compensated Employee also includes: (1) Each Employee who is (i) described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) who is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (2) Employees who are owners of more than 5 percent of the Employer at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

     A former highly compensated Employee includes any Employee who separated (or was deemed to have separated) from service prior to the determination year, who has performed no service for the Employer during the determination year, and who was a highly compensated active Employee for either the year of his separation from service or any determination year ending on or after the Employee's 55th birthday.

     If any Employee is, during a determination year or look-back year, a member of the family of either (i) an owner of more than 5 percent of the Employer who is an active or former Employee or (ii) a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and such owner or Highly Compensated Employee shall be aggregated. In such case, the family member and owner or Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and owner or Highly Compensated Employee. For purposes of this Section, family members include the Spouse, lineal ascendants and descendants of the Employee or former Employee and the Spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee (including the determination of the number and identity of Employees in the top-paid group; the top 100 Employees, the number of Employees treated as officers, and the Compensation that is considered) will be made in accordance with section 414(q) of the Code and the Regulations promulgated thereunder. For purposes of this definition, the Employer shall include any Affiliate.

     HOUR OF SERVICE means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations, which section is incorporated herein by this reference; and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     For purposes of this definition, Employer includes any Affiliate. Hours of Service will be credited for employment with other members of any affiliated service group (under section 414(m) of the Code), controlled group of corporations (under section 414(b) of the Code), or group of trades or businesses under common control (under section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code and the Regulations promulgated thereunder.

     Hours of Service will also be credited with respect to any individual considered an Employee for purposes of this Plan under section 414(n) of the Code and the Regulations promulgated thereunder.

     Hours of Service will be credited for all employment with the Employer regardless of whether the Employee was at the time an eligible Employee.

     Service will be determined on the basis of the actual hours for which an Employee is paid or entitled to payment.

     LATE RETIREMENT DATE means the date, occurring after Normal Retirement Age, on which an Employee actually retires from employment with the Employer.

     LEASED EMPLOYEE means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer.
Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

     A Leased Employee shall not be considered an Employee of the Employer if (i) such Employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a non-integrated employer contribution rate of at least 10 percent of Compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated workforce.

     NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

     NORMAL RETIREMENT AGE means age 65.

     ONE-YEAR BREAK IN SERVICE means a 12-consecutive-month period during which the Participant does not complete more than 500 Hours of Service.

     Solely for purposes of determining whether a One-Year Break in Service has occurred for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, to a maximum of 501 Hours of Service for any one child-related absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the individual; (2) by reason of a birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if necessary to prevent a One-Year Break in Service in that period or, in all other cases, in the next following computation period.

     PARTICIPANT means an Employee of the Employer who participates in the Plan pursuant to Article II; a former Employee who participated in the Plan under Article II and who continues to be entitled to a Vested benefit under the Plan; or a former Employee who participated in the Plan under Article II, and who has not yet incurred a One-Year Break in Service. For purposes of Section 6.17, "Participant" shall include a former Participant, as well as a former Participant's Surviving Spouse and Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code (who shall be deemed Participants with respect to such Spouse's interest under the Plan).

     PLAN means the Meridian Insurance Group, Inc. 401(k) Plan, as set forth herein.

     PLAN YEAR means the 12-consecutive-month period which begins on January 1 and on each anniversary thereof.

     QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY AND QUALIFIED JOINT AND SURVIVOR ANNUITY shall have the meanings described in Section 6.11 of the Plan.

     REGULATIONS means the Treasury regulations pertaining to the Internal Revenue Code of 1986, as amended from time to time.

     REQUIRED DISTRIBUTIONS shall be as described in Section 6.10 of the Plan.

     SPOUSE means the Spouse or Surviving Spouse of the Participant, provided that a former Spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a "qualified domestic relations order" as defined in section 414(p) of the Code.

     TOP-HEAVY shall have the meaning and effect described in Article XI of the Plan.

     TRUST means the Trust as established under Article IX and maintained for purposes of the Plan which is administered by the Trustee in accordance with the provisions of the agreement of Trust between the Employer and the Trustee. If the Trust is governed by a separate agreement entered into between the Employer and the Trustee (which shall be incorporated by reference herein and become part of the Plan) to the extent the terms of such Trust agreement conflict with the Plan, the terms of such Trust agreement will control except to the extent that it is necessary to follow the terms of the Plan in order to maintain the qualified status of the Plan under section 401(a) of the Code.

     TRUSTEE means the party or parties named under the Trust who shall have exclusive authority and discretion to manage and control the assets of the Plan. Notwithstanding the above, to the extent the Plan expressly provides, the Trustee shall be subject to the direction of the Committee and/or Investment Manager.

     TRUST FUND means all money and other property received or held by the Trustee under the Trust, plus all income and gains and minus all losses, expenses, and distributions chargeable to the Trust assets.

     VALUATION DATE means any day on which the New York Stock Exchange is open for business.

     VESTED means nonforfeitable.

     YEAR OF SERVICE means a 12-consecutive-month period during which an Employee is credited with at least 1,000 Hours of Service. If a fractional Year of Service is used in the Plan, there will be no Hours of Service requirement.


            ARTICLE II - ELIGIBILITY AND PARTICIPATION

SECTION 2.1    ELIGIBILITY REQUIREMENTS.

     (a) Only Employees of the Employer will be eligible to participate in the Plan.

     (b) (i) Employees become eligible to participate in the Plan for purposes of Employer Contributions, upon the completion of one Year of Service.

          (ii) Employees become eligible to make Employee Elective Deferrals under the Plan regardless of attained age or completed service.

     (c) Notwithstanding any other provision of this Article II, all Employees and former Employees who are Participants in the Plan as of the date immediately preceding the Effective Date of this amendment and restatement and who then have an Account balance (whether or not nonforfeitable) shall continue their participation in the Plan as restated. A former Employee who was a Participant in the Plan and who received a distribution of his entire nonforfeitable Account balance on account of termination of employment may become eligible to participate in the Plan upon re-employment either as a newly hired Employee or by satisfaction of the eligibility provisions.

     (d) Notwithstanding any other provision of this Plan, Employees included within the following described classifications are excluded from participation in this Plan:

          (1) Employees in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)- 9(g) of the Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

          (2) Seasonal Employees. For this purpose the term "Seasonal Employees" shall mean Employees who are scheduled to work less than 1,000 Hours of Service per year; provided, however, that Employees who are scheduled to work less than 1,000 Hours of Service per year shall nevertheless become eligible to participate in the Plan and make Employee Elective Deferrals as provided in Section (b) of this
               Section 2.1.

SECTION 2.2    PARTICIPATION.

     An Employee will begin participation in the Plan on the first day of the first Plan quarter coincident with or the next following completion of the eligibility requirements set forth in Section 2.1 above.

     In the case of any Participant whose employment with the Employer terminates and who subsequently is re-employed by the Employer, such Employee will participate immediately upon returning to employment.


                    ARTICLE III - CONTRIBUTIONS

SECTION 3.1    EMPLOYER CONTRIBUTIONS.

EMPLOYER MATCHING CONTRIBUTIONS:

     For each Plan Year, the Employer may make an Employer Matching Contribution to the Trust based on Employee Elective Deferrals. The amount of the Employer Matching Contributions shall be determined for each Plan Year by the Employer.

EMPLOYER REGULAR CONTRIBUTIONS:

     For each Plan Year, the Employer may make an Employer Regular Contribution to the Trust based on the total Compensation of all Participants eligible to receive an allocation. The amount of the Employer Regular Contribution shall be determined for each Plan Year by the Employer.

QUALIFIED MATCHING AND QUALIFIED NON-ELECTIVE CONTRIBUTIONS:

     At the discretion of the Employer, Qualified Matching Contributions or Qualified Non-Elective Contributions may be made which may be used for purposes of ensuring that the Plan complies with the nondiscrimination tests of sections 401(k) or 401(m) of the Code and the Regulations promulgated thereunder. Qualified Matching Contributions may be made with respect to all Participants in an amount deemed necessary by the Employer to pass the applicable nondiscrimination test(s), determined as a percentage of such Participants' Employee Elective Deferrals. Qualified Non-Elective Contributions may be made on behalf of all Participants in the same percentage of Compensation for each until the nondiscrimination tests of sections 401(k) and/or 401(m) of the Code are met.

SECTION 3.2    EMPLOYEE ELECTIVE DEFERRALS.

     Each Plan Year, each Participant may elect to defer up to 16 percent of Compensation (Employee Elective Deferrals) which will be contributed by the Employer to the Plan. New Participants may commence deferrals as specified in Section 2.2. A Participant may change his election or make a new election as of any business day. Reasonable advance notification must be given to the Plan Administrator or its designee by a Participant prior to the first pay period affected by a modification.

     In addition, a Participant may cease to have Employee Elective Deferrals made as of any payroll period if reasonable advance notice is given to the Plan Administrator or its designee prior to such date. The Plan Administrator may reduce or completely prohibit Employee Elective Deferrals at any time if the Administrator determines such action is necessary to ensure compliance with section 401(k), 402(g), or 415 of the Code.

     Employee Elective Deferrals under this and all other qualified plans maintained by the Employer may not be made on behalf of any Participant during any taxable year to the extent such would exceed the dollar limitation of section 402(g) of the Code in effect at the beginning of the taxable year ($7,000 as adjusted for cost of living).

SECTION 3.3    AFTER-TAX EMPLOYEE CONTRIBUTIONS.

     After-Tax Employee Contributions are not permitted, but were permitted previously under the Plan.

SECTION 3.4    ROLLOVER CONTRIBUTIONS.

     (a)  An Employee, who is eligible to participate in the Plan under
          Section 2.1, regardless of whether he has satisfied the Participation requirements of Section 2.2, may roll over into the Plan an eligible rollover distribution (as defined in section 402(c) of the Code) from another qualified plan, or from an individual retirement account in the manner described in section 408(d)(3)(A)(ii) of the Code. If such rollover is not a direct transfer as described in section 401(a)(31) of the Code, it must be received by the Plan within 60 days of the date it was received by the Participant from the distributing qualified plan or individual retirement account.

     (b) The Plan Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as he deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section. Upon approval by the Plan Administrator, the amount rolled over shall be deposited in the Trust and shall be credited to the Employee's Rollover Account. Such Account shall share in allocations of earnings, losses and expenses of the Trust Fund, but shall not share in allocations of Employer contributions.
          The Employee's Rollover Account shall be distributed in accordance with Article VI.

     (c) In the event of a rollover contribution on behalf of an Employee who is otherwise eligible to participate in the Plan but who has not yet satisfied the participation requirements of Section 2.2, such Employee's Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

SECTION 3.5    TRUSTEE-TO-TRUSTEE TRANSFERS.

     (a) Subject to Plan Administrator approval, an Employee, not excluded from participation in the Plan, regardless of whether he has satisfied any age and service requirements for participation, may cause assets from the qualified plan of a prior employer to be transferred directly by the trustee of such plan to the Trustee of this Plan.

     (b) A direct rollover as described in Section 6.17 shall not constitute a trustee-to-trustee transfer for purposes of the Plan.

SECTION 3.6    DEDUCTION LIMITATION.

     Employer contributions made with respect to any Plan Year under this
Article III are conditioned upon such contributions being deductible by the Employer for such Plan Year under section 404 of the Code.

                  ARTICLE IV - 401(K) AND 401(M)

SECTION 4.1    DISTRIBUTION OF EXCESS EMPLOYEE ELECTIVE DEFERRALS.

     (a) Excess Employee Elective Deferrals shall be distributed in accordance with the provisions of this Section 4.1. Excess Employee Elective Deferrals are those elective deferrals that are includible in a Participant's gross income because they exceed the dollar limitation ($7,000 as adjusted for cost of living) imposed under Code section 402(g). Excess Employee Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed on or before the April 15 first following the close of a Participant's tax year.

     (b) A Participant may attribute to this Plan any excess Employee Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator, through actual or deemed notification, on or before March 1 following the calendar year when the excess Employee Elective Deferrals are made of the amount of the excess Employee Elective Deferrals to be attributed to the Plan. A Participant will be deemed to have notified the Plan Administrator of any excess Employee Elective Deferrals which exist when only those elective deferrals made to this Plan and any other plan(s) maintained by the Employer are taken into account.

     (c) Notwithstanding any other provision of the Plan, excess Employee Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account excess Employee Elective Deferrals were attributed for the preceding year and who claims excess Employee Elective Deferrals for such taxable year. With respect to any taxable year, a Participant's Employee Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under section 457 of the Code, any plan described under section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement, but shall not include amounts distributed pursuant to the provisions of Section 5.4(a)(3) of this Plan.

     (d) Excess Employee Elective Deferrals shall be adjusted for any income or loss during the Plan Year. The income or loss allocable to excess Employee Elective Deferrals is the income or loss allocable to the Participant's Employee Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess Employee Elective Deferrals for the year and the denominator is the Participant's Account balance attributable to Employee Elective Deferrals without regard to any income or loss occurring during such taxable year.

SECTION 4.2    ACTUAL DEFERRAL PERCENTAGE TEST.

     (a) For each Plan Year, the Actual Deferral Percentage (ADP) for Participants who are Highly Compensated Employees must bear a relationship to the ADP for Participants who are Non-Highly Compensated Employees which satisfies either of the following tests for nondiscrimination:

          (1) The ADP for Participants who are Highly Compensated Employees is not more than the ADP for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

          (2) The ADP for Participants who are Highly Compensated Employees is not more than the ADP for Participants who are Non-Highly Compensated Employees multiplied by two, and the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

     Actual Deferral Percentage means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include: (i) any Employee Elective Deferrals made pursuant to the Participant's deferral election, including excess Employee Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Employee Elective Deferrals by Non-Highly Compensated Employees which are attributable solely to Employee Elective Deferrals made under the Plan or any other plan(s) of the Employer and (B) Employee Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Employee Elective Deferrals); and (ii) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions made either to the Plan or another plan of the Employer qualified under section 401(a) of the Code. For purposes of computing Actual Deferral Percentages, any Employee who would be a Participant but for the failure to make Employee Elective Deferrals shall be treated as a Participant on whose behalf no Employee Elective Deferrals are made. For Plan Years beginning before the later of January 1, 1992, or 60 days after the publication of final Regulations, Compensation may be limited to that which is received for the period the Employee is a Participant.

     (b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year shall be determined by aggregating his employee elective deferrals in all plans maintained by the Employer. If a Highly Compensated Employee participates in two or more cash or deferred arrangements having different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the above, any plans required to be mandatorily segregated pursuant to Regulations promulgated under section 401(k) of the Code shall not be aggregated for purposes of this Section 4.2.

     (c) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

     (d) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employees, the Employee Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employee Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include, respectively, the Employee Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Such family members shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

     (e) In order to be considered for purposes of performing the ADP test(s), Employee Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

     (f) The Employer shall maintain annual records sufficient to demonstrate satisfaction of the ADP test and identify the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (g) The determination and treatment of the amounts considered in determining the ADP with respect to each Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

SECTION 4.3    DISTRIBUTION OF EXCESS CONTRIBUTIONS.

     (a) Discriminatory Employee Elective Deferrals (Excess Contributions) are, with respect to any Plan Year, the excess of:

          (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
               Compensated Employees for such Plan Year, over

          (2) The maximum amount of such contributions permitted pursuant to the ADP test described under Section 4.2(a) (determined by reducing contributions made on behalf of Highly
               Compensated Employees in order, beginning with the contributions made on behalf of the Employee with the highest ADP).

     (b) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees, calculated as described above. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in proportion to the Employee Elective Deferrals (and amounts treated as Employee Elective Deferrals) of each family member whose Employee Elective Deferrals are included in the combined ADP. Excess Contributions (including any amounts recharacterized as After-Tax Employee Contributions as permitted under Section 4.6) shall be treated as Annual Additions under the Plan.

     (c) Excess Contributions shall be adjusted for any income or loss during the Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Employee Deferral Account (and, if applicable, his Qualified Non-Elective Contribution Account or Qualified Matching Contributions Account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's Account balance attributable to Employee Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

     (d) Excess Contributions shall be distributed from the Participant's Employee Deferral Account and Qualified Matching Contributions Account (if applicable) in proportion to the Participant's Employee Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution Account only to the extent that such Excess Contributions exceed the balance of the Participant's Employee Deferral Account and Qualified Matching Contributions Account.

SECTION 4.4    ACTUAL CONTRIBUTION PERCENTAGE TEST.

     (a) For each Plan Year, the Actual Contribution Percentage (ACP) of Highly Compensated Employees must bear a relationship to the ACP for Non-Highly Compensated Employees which satisfies either of the following tests for nondiscrimination:

          (1) The ACP for Participants who are Highly Compensated Employees is not more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

          (2) The ACP for Participants who are Highly Compensated Employees is not more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by two, and the ACP for participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

     (b) If any Highly Compensated Employees have both Employee Elective Deferrals and Matching Contributions and/or After-Tax Employee Contributions made on their behalf to plans maintained by the Employer, and the sum of the ADP and ACP of such Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of each such Highly Compensated Employee will be reduced (beginning with that of the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

     (c) For purposes of this Section, the Actual Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k)of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the above, to the extent mandatorily disaggregated pursuant to Treasury Regulations promulgated under section 401(m) of the Code, applicable plans shall continue to be treated as separate.

     (d) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

     (e) For purposes of determining the Actual Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members as defined in section 414(q)(6) of the Code. Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

     (f) For purposes of determining the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributions were made to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

     (g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and identify the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (h) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (i)  Definitions:

          "Average Contribution Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios
          (calculated separately for each Participant in such group) of the Participant's Contribution Percentage Amounts to the
          Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

          "Aggregate Limit" -- In general, for purposes of this Section, the Aggregate Limit is the greater of:

               (1)  The sum of:

                    (A) 1.25 times the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                    (B) Two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

          (2)  The sum of:

                    (A) 1.25 times the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                    (B) Two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

          "Relevant Actual Deferral Percentage" means the Actual Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to section 401(k) of the Code for the Plan Year, and the term "Relevant Actual Contribution Percentage" means the Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the arrangement subject to section 401(k) of the Code.

          "Contribution Percentage" means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

          "Contribution Percentage Amounts" means the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions which are forfeited either in order to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Employee Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employee Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Employee Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Employee Elective Deferrals that are used to meet the ACP test.

          "Eligible Participant" means any Employee who is eligible to make an After-Tax Employee Contribution, or an Employee Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution or a Qualified Matching Contribution.

          "After-Tax Employee Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

          "Matching Contribution" means an Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Employee Elective Deferral, under a plan maintained by the Employer.

SECTION 4.5    DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

     (a) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

          (1) The Actual Contribution Percentage (ACP) amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

          (2) The maximum contribution percentage amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of such Employees' Actual Contribution Percentages beginning with the highest of such percentages).

     (b) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss thereto, shall be forfeited if forfeitable or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code shall be allocated among applicable family members in proportion to the After-Tax Employee and Employer Matching Contributions (or amounts treated as Matching Contributions) of each family member whose contributions are included in the combined ACP. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

     (c) Excess Aggregate Contributions shall be adjusted for any income or loss during the Plan Year. The income or loss allocable to Excess Aggregate Contributions shall be the Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution Account and Employee Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year.

     (d) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-Highly Compensated Employees or applied to reduce Employer contributions.

     (e) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's After-Tax Employee Contribution Account, Matching Contribution Account, and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-Elective Contribution Account or Employee Deferral Account, or both).

SECTION 4.6    RECHARACTERIZATION.

          Recharacterization is inapplicable to this Plan because there are no After-Tax Employee Contributions.


          ARTICLE V - ALLOCATIONS, VALUATION AND VESTING

SECTION 5.1    ALLOCATION OF CONTRIBUTIONS.

     As of the Valuation Date, Employee Elective Deferrals, Employer Matching Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions will be allocated to Participants' Accounts in the amounts in which they were contributed to the Plan by the Employer with respect to each Participant pursuant to Article III.

     As of the Valuation Date, Employer Regular Contributions made under
Section 3.1, if any, shall be allocated to the Account of each Participant described in Section 5.2 according to either the ratio that such Participant's Compensation for the Plan Year bears to the Compensation of all Participants for such Plan Year.

SECTION 5.2    PARTICIPANTS WHO WILL RECEIVE AN ALLOCATION.

     (a)  An allocation of Employer Regular Contributions made under
          Section 3.1 shall only be made with respect to those Participants who have performed at least 1 Hour of Service during the Plan Year.

     (b)  An allocation of Employer Matching Contributions made under
          Section 3.1 shall only be made with respect to those Participants who have performed at least 1 Hour of Service during the Plan Year.

SECTION 5.3    ALLOCATION OF FORFEITURES.

     There are no Forfeitures under the Plan since all Plan contributions are 100 percent Vested.

SECTION 5.4    ALLOCATION LIMITATIONS.

     (a) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), the following provisions shall apply:

     (1) The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount, as defined in subsection (d)(9), or any other limitation contained in this Plan. If contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced (Employee Elective Deferrals first) so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

     (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the
          Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

     (3) If there is an excess Annual Addition due to a reasonable error in estimating a Participant's Compensation or in determining permissible Employee Elective Deferrals, or any other facts and circumstances as determined by the Committee and which are found by the Commissioner of Internal Revenue to justify the availability of the procedures for correcting the excess as set forth in this subsection, the excess will be corrected as follows:

          (A) Any After-Tax Employee Contributions, to the extent their return would reduce the excess, will be returned to the Participant;

          (B) Any portion of the excess directly attributable to and arising from Employee Elective Deferrals, to the extent its return would reduce the excess, will be returned to the Participant;

          (C) If after the application of paragraphs (A) and (B) an excess still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account will be used to reduce Employer contributions beginning with Employee Elective Deferrals, if any, for the next Limitation Year, and each succeeding Limitation Year if necessary;

          (D) If after the application of paragraphs (A) and (B) an excess still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess will be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions beginning with Employee Elective Deferrals, if any, for all remaining Participants for the next Limitation Year, and each succeeding Limitation Year if necessary;

          (E) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not receive any allocation of the investment gains and losses of the Trust. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any After-Tax Employee Contributions may be made to the Plan for that Limitation Year. The excess amount may not be distributed to Participants or former Participants.

     (b) If, in addition to this Plan, a Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, a welfare benefit fund (as defined in section 419(e) of the Code) maintained by the Employer, or an individual medical account (as defined in section 415(l)(2) of the Code) maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), during any Limitation Year, the following provisions shall apply:

          (1) The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year may not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to such Participant's account under such other plans and/or welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause such Participant's Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

          (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

          (3) If, as a result of a reasonable error in estimating compensation, Employee contributions or other facts and circumstances as determined by the Committee, a Participant's Annual Additions under this Plan and such other plans would include an amount in excess of the Maximum Permissible Amount for a Limitation Year, the excess will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributableto a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          (4) If an amount in excess of the Maximum Permissible Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess attributed to this Plan will be the product of

                    (A)  the total excess allocated as of such date and

                    (B) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified Defined Contribution Plans maintained by the Employer.

          (5) Any excess Annual Addition attributed to this Plan will be disposed of in the manner described in subsection (a)(3).

     (c) If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. If the sum of the fractions exceeds 1.0, the annual benefit provided under the Defined Benefit Plan will be reduced until the sum of the fractions equals 1.0.

     (d)  Definitions:

          (1) Annual Additions: The sum of the following amounts which are credited to a Participant's Account for the Limitation
               Year:

                    (A)  Employer contributions,

                    (B)  After-Tax Employee Contributions (if any), and

                    (C) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, as well as amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits and allocated to the separate account of a Key Employee, as defined in section 419(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer.

                         For this purpose, any excess applied under Sections (a)(3) or (b)(5) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

          (2) Section 415 Compensation: For purposes of this Section, a Participant's Earned Income (if any), wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)), and excluding the following:

                    (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

     For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Section 415 Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year. Section 415 Compensation does not include accrued compensation unless it is uniform and consistent and paid within two weeks.

     Notwithstanding the preceding sentence, Section 415 Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation at which he was paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

          (3) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the highest average Section 415 Compensation, including any adjustments under section 415(b) of the Code.

     Notwithstanding the above, if the Participant was a Participant, as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan(s) after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

          (4) Defined Contribution Dollar Limitation: $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code, as indexed, as in effect for the applicable Limitation Year.

          (5) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under this and all other Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years which also constituted Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount for any Limitation Year is the lesser of(A) 125 percent of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or (B) 35 percent of the Participant's Section 415 Compensation for such year.

     If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, multiplied by (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

     The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

     In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to this Section of the Plan, "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 11.3(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if the phrase "90 percent" were substituted for each reference to the phrase "60 percent" in Section 11.2(b) of the Plan

          (6) Employer: For purposes of this Article, any entity that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the
               Code) or affiliated service groups (as defined in section 414(m) of the Code) of which the adopting Employer is part, and any other entity required to be aggregated with the Employer pursuant to Regulations under section 414(o) of the Code.

          (7) Highest Average Compensation: The average Section 415 Compensation for the three consecutive Years of Service with the Employer which produces the highest average.

          (8) Limitation Year: The Limitation Year is the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (9) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                    (A)  the Defined Contribution Dollar Limitation, or

                    (B) 25 percent of the Participant's Section 415 Compensation for the Limitation Year.

     The Section 415 Compensation limitation referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under sections 415(1)(1) or 419A(d)(2) of the Code.

     If a short Limitation Year is created because an amendment changes the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

     Number of months in the short Limitation Year 12

          (10) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                    (A) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                    (B) The Participant's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

SECTION 5.5    VALUATION.

     The assets of the Trust will be valued on each Valuation Date at fair market value. On such date, the earnings and losses of the Trust will be allocated to each Participant's Account according to the ratio of such Account balance to all Account balances, or by utilizing any other formula as is appropriate under the circumstances.

SECTION 5.6    VESTING AND ACCRUAL

     All Plan contributions are 100 percent Vested.


                    ARTICLE VI - DISTRIBUTIONS

SECTION 6.1    DISTRIBUTIONS OF SMALL ACCOUNT BALANCES.

     If a Participant terminates service, and the value of the Participant's Vested Account balance derived from Employer and Employee contributions is not greater than $3,500, the Participant will receive a distribution of the value of the entire Vested portion of such Account balance. If the value of a Participant's Vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account balance.

SECTION 6.2    DISTRIBUTIONS WHILE IN-SERVICE.

     Subject to the provisions of Section 6.13, in-service distributions shall be made, at the election of a Participant, in the following circumstance(s):

     (a) The Committee, at the election of the Participant and with the consent of the Spouse of the Participant, shall direct the Trustee to distribute to any Participant his Vested Account balance after he has attained age 59 1/2.

          (1) Age 59 1/2 withdrawals are available from the following accounts and will be withdrawn from the Participant's accounts in the following hierarchy:

                    (A)  After-Tax Employee Contribution Account

                    (B)  Employee Deferral Account

                    (C)  Employer Matching Contribution Account

                    (D)  Rollover Account

                    (E) Qualified Matching Contribution or Qualified Non-Elective Contribution Accounts

          (2) Withdrawals will be taken from the investment funds on a pro rata basis.

     (b) In-service distributions shall be permitted upon a showing of hardship to the Committee which is permitted under Code section 401(k) and related regulations. A hardship withdrawal shall be authorized only upon a showing of an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

          (1) The following are the only financial needs considered, for purposes of the Plan, to be immediate and heavy:

                    (A) Expenses incurred or necessary for medical care described in Code section 213(d) for the Participant, Spouse, or any of his dependents (as defined in Code section 152);

                    (B) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (C) Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents (as defined in section 152 of the Code); or

                    (D)  The need to prevent the eviction of the
                         Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (2) A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Employee only if:

                    (A) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all Plans maintained by the Employer;

                    (B) All Plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                    (C) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                    (D) All Plans maintained by the Employer provide that the Employee may not make Employee Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

          (3) Hardship withdrawals are available from the following accounts and will be withdrawn from the Participant's accounts in the following hierarchy:

                    (A)  After-Tax Employee Contribution Account

                    (B)  Employee Deferral Account

                    (C)  Rollover Account

                    (D) Qualified Matching Contribution or Qualified Non-Elective Contribution Accounts

                    (E)  Employer Matching Contribution Account

          (4) Withdrawals will be taken from the investment funds on a pro rata basis.

          (5) Hardship withdrawals are subject to the consent of the Participant's Spouse.

     (c) Notwithstanding anything herein to the contrary, a former participant of Citizens Security Mutual Insurance Company 401(k) Plan ("Citizens Plan") may withdraw from their After-Tax Employee Contributions Account amounts transferred to this Plan from such Citizens Plan at any time for any reason; provided, however, such withdrawals are subject to the consent of the Participant's Spouse.

SECTION 6.3    DISTRIBUTIONS UPON SEPARATION FROM SERVICE.

     Subject to the provisions of Sections 6.8, 6.9 and 6.11, following the request of the Participant and after approval of the Plan Administrator, the Trustee shall distribute the value of the Participant's Vested Account balance in one lump sum or in installment payments (as set forth below in Section 6.18) as elected by the Participant. Such distribution shall begin as soon as administratively feasible, following the Participant's separation from service.

SECTION 6.4    DISTRIBUTIONS UPON RETIREMENT.

     In the event that an applicable retirement date has been reached, and subject to the terms of Sections 6.8, 6.9 and 6.11, all Vested amounts credited to the Participant's Account balance shall become distributable. The distribution will be made in one lump sum or in installment payments (as set forth below in Section 6.18) as elected by the Participant. The distribution will be made, as soon as administratively feasible, following the applicable retirement date which will include the attainment of Normal Retirement Age and after the Plan Administrator has approved the request of the Participant.

SECTION 6.5    DISTRIBUTIONS UPON DEATH.

     (a) Subject to the provisions of Sections 6.8, 6.9 and 6.11, upon the death of a Participant, the Committee shall instruct the Trustee, in accordance with this Article, to distribute the Account of a deceased Participant to that Participant's Beneficiary. The Participant shall not name as his Beneficiary someone other than his Spouse unless and until the Participant and Spouse designate, in writing on a valid waiver form provided by the Committee for such purpose, an alternate Beneficiary, which designation shall be witnessed by a notary public. In addition, the Participant may designate a Beneficiary other than his Spouse if: (1) the Participant is legally separated or has been abandoned and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in section 414(p) of the Code), or (2) the Participant has no Spouse, or (3) the Spouse cannot be located. Where the Participant makes no designation, the Beneficiary shall be the Spouse, and if there is no Spouse, the Beneficiary shall be the Participant's estate. The Committee may require such proof of death and such evidence of the right of other persons to be Beneficiaries as it shall deem proper under the circumstances. The Committee's determination of death and of the right of any Beneficiary to receive payments shall be conclusive.

     (b) The designation of a Beneficiary shall be made on a form approved by the Committee. A Participant may revoke or change his designation with the Committee by filing a new designation form with the Committee. In the event that no valid designation exists at the time of the Participant's death, and the Participant has no Spouse, the death benefit shall be payable to the Participant's estate.

     (c) If the Participant dies after distribution of his interest has begun, where the Participant has reached age 70 1/2, the Trustee shall distribute the remaining portion of such interest as a lump sum within one year of the Participant's death.

     If the Participant dies before distribution of his interest has begun or before age 70 1/2, his Account must be distributed as a lump sum within five years of the December 31st following the death of the Participant for all non-Spouse Beneficiaries. Notwithstanding the above, if the Spouse is the Beneficiary, the distribution may be delayed at the election of the Beneficiary until the date on which the Participant would have attained age 70 1/2.

SECTION 6.6    DISTRIBUTIONS UPON DISABILITY.

     In the event of a Participant's total and permanent Disability, the Trustee, as directed by the Plan Administrator, shall distribute, subject to the provisions of Sections 6.8, 6.9 and 6.11, the value of the Participant's Vested Account balance. The distribution will be made, after the request of the Participant and the approval of the Plan Administrator, in one lump sum or in installment payments (as set forth below in Section 6.18) as elected by the Participant. The distribution will be made as soon as administratively feasible following the determination of Disability.

SECTION 6.7    SPECIAL BENEFICIARY PROVISIONS.

     (a) Lost Beneficiary. If, after five years have expired following reasonable efforts of the Committee to locate a Participant or his Beneficiary, including sending a registered letter, return receipt requested to the last known address, the Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state and Federal laws, be treated as a Forfeiture under the Plan. Where a Participant or Beneficiary is located subsequent to a Forfeiture, such benefits shall be reinstated by the Committee, and shall not count as an Annual Addition under section 415 of the Code.

     (b) Minor Beneficiary. The Committee may instruct the Trustee to distribute a sum payable to a minor instead to his or her legal guardian, or if there is no guardian, to a parent or other responsible adult who maintains the residence of the minor. In the alternative such distribution could be made to the appropriate custodian under the Uniform Gifts to Minors Act or Gift to Minors Act if applicable under the state laws of the state in which the minor resides. Any payment in this format shall discharge all fiduciaries involved in the distribution including the Trustee, Employer, and Plan from liability in regard to the transaction.

     (c) Alternate Payee. A Participant's rights and benefits shall be subject to the rights afforded to an alternate payee under a qualified domestic relations order. In connection with a proper qualified domestic relations order under section 414(p) of the Code, a distribution shall be permitted if such distribution is authorized by the qualified domestic relations order even if the Participant has not achieved a distributable event under the Plan.

SECTION 6.8 CONSENT OF THE PARTICIPANT REQUIRED FOR DISTRIBUTIONS IF ACCOUNT BALANCES GREATER THAN $3,500.

     If the value of a Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Account balance is immediately distributable, the Participant (or where the Participant has died and the Surviving Spouse is the beneficiary, the Surviving Spouse) must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

     The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

     Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant by the Plan, only the participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined as in section 4975(e)(7) of the Code, then the Participant's Account balance will be transferred, without the Participant's consent, to the plan if the Participant does not consent to an immediate distribution.

     If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (b) the Participant, after receiving the notice, affirmatively elects a distribution either in writing or by other permitted electronic medium.

SECTION 6.9    COMMENCEMENT OF BENEFITS.

     Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

     (a) the Participant attains age 65 (or Normal Retirement Age, if earlier);

     (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

     (c)  the Participant terminates service with the Employer.

     Notwithstanding the foregoing, the failure of a Participant, Spouse or Beneficiary to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.8 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

SECTION 6.10   REQUIRED DISTRIBUTIONS.

     (a) The requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984. All distributions shall be determined and made in accordance with the proposed Regulations promulgated under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed Regulations.

     (b) The entire interest of a Participant must be distributed or must begin to be distributed no later than the Participant's Required Beginning Date (defined below) which is generally the April 1st following his attainment of age 70 1/2.

     Distributions may not be made over a period which exceeds each of the following (or a combination thereof):

          (1)  the life of the Participant,

          (2)  the life of the Participant and a Designated Beneficiary,

          (3) a period certain not extending beyond the Life Expectancy of the Participant, or

          (4) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

     (c) If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

          (1) Distributions During the Participant's Life: If a Participant's benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or
               (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, then the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

     For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

     For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed Regulations. Distributions after the death of the Participant shall be made using the Applicable Life Expectancy above as the relevant divisor without regard to proposed Regulations section 1.401(a)(9)-2.

     The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (2) Distributions After the Participant's Death: If the Participant dies after distribution of his interest has begun and after attaining age 70 1/2, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

     If the Participant dies before distribution of his interest began or prior to attaining age 70 1/2, distribution of the Participant's entire interest shall be completed by the later of December 31 of the calendar year containing the fifth anniversary of the Participant's death or, if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died notwithstanding the above, however, but if the Designated Beneficiary is the Participant's Surviving Spouse, distributions are required to begin not earlier than the later of (a) December 31 of the calendar year in which the Participant died, or (b) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     For purposes of the above paragraphs, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions above, except for the spousal exception rule, shall be applied as if the Surviving Spouse were the Participant.

     Any amount paid to a child of the Participant will be treated as if it has been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

     Distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if applicable, the date distribution is required to begin to the Surviving Spouse pursuant to the above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

          (3)  Definitions:

                    (A) Applicable Life Expectancy: The Life Expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if Life Expectancy is being recalculated, such succeeding calendar year.

                    (B)  Designated Beneficiary:  An individual
                         affirmatively elected by the Participant or the Participant's Surviving Spouse. If no Beneficiary is elected, the Designated Beneficiary shall be the Spouse of the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed Regulations thereunder.

                    (C) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to the above.

                    (D) Life Expectancy: Life Expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Regulations.

     Unless the Participant or the Surviving Spouse elects otherwise by the time distributions are required to begin, life expectancies shall be recalculated annually. An election shall be irrevocable as to the Participant or Surviving Spouse and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

          (E)  Participant's Benefits:

                    (i) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                    (ii) For purposes of paragraph (a) above, if any
                         portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

          (F)  Required Beginning Date:

                    (i) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2 subject to the transitional rules below.

                    (ii) Transitional rules.  The Required Beginning Date
                         of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (a) or (b) below:

     (a)  Non-5-percent owners.  The Required Beginning Date of a
          Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

     (b) 5-percent owners. The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

               (I) the calendar year in which the Participant attains age 70 1/2, or

               (II) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

               (III) The Required Beginning Date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                    (iii) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this
                              Section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                    (iv) Once distributions have begun to a 5-percent owner
                         under this Section, they must continue to be distributed even if the Participant ceases to be a 5-percent owner in a subsequent year.

     (d)  Transitional Rules for TEFRA Elections:

          Notwithstanding the other requirements of this Section and subject to the joint and survivor annuity requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made if all of the following requirements are satisfied (regardless of when such distribution commences):

          (1) The distribution by the Trust is one which would not have disqualified the Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

          (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

          (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

          (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

          (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

     A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements of (1) and (5) above. If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed Regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distributions incidental benefit requirements in section 1.401(a)(9)-2 of the proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from the Plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the proposed Regulations shall apply.

SECTION 6.11   JOINT & SURVIVOR ANNUITY REQUIREMENTS.

     The provisions of subsections (b) through (e) of this Section 6.11 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 to the extent such Participant does not come within the safe harbor described in Section 6.11(a) below:

     (a) Safe Harbor: This safe harbor shall apply to a Participant if the following conditions are satisfied: (1) the Participant does not or cannot elect payments under this Plan in the form of a life annuity, and (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election (as discussed in paragraph
          (d)(4) in this Section, other than the notice requirements) then to the Participant's designated Beneficiary.

     The Surviving Spouse must be able to elect the commencement of distribution of the Vested Account Balance within the 90-day period following the date of the Participant's death. The Account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section shall not be operative with respect to a Participant if and to the extent that the Plan is a direct or indirect transferee with respect to such Participant of a Defined Benefit Plan, money purchase pension plan, a target benefit plan, stock bonus or profit sharing plan which is subject to the survivor annuity requirements of section 401(a)(11) and section 417 of the Code.

     (b) If this safe harbor is applicable, then the remaining provisions of this Section 6.11, other than the transitional rule of subsection (f), shall be inoperative.

     (c) Qualified Joint and Survivor Annuity (QJSA): Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a QJSA and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

     (d) Qualified Pre-retirement Survivor Annuity (QPSA): Unless an optional form of benefit has been selected pursuant to a Qualified Election within the Election Period, if a Participant dies before the Annuity Starting Date then 50 percent of the Participant's Account balance derived from Employer Contributions and Employee Elective Deferrals shall be used to purchase an annuity for the Surviving Spouse and the remaining portion shall be paid to other Beneficiaries of the Participant. To the extent that less than 100 percent of such Account balance is paid to the Surviving Spouse, the amount of the Participant's Account balance attributable to Employee Contributions which is allocated to the Surviving Spouse shall be in the same proportion as the Account balance derived from Employer Contributions and Employee Elective Deferrals bears to the total Account balance of the Participant.

     (e)  Definitions:

          (1) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the Election Period shall begin on the date of separation with respect to the Account balance as of such date.

          (2) Pre-Age 35 Waiver: A Participant who will not have reached age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms as are comparable to the explanation required under subsection (f). Qualified Pre-retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. any new waiver on or after such date shall be subject to the full requirements of this Section.

          (3) Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (4) Qualified Election: An effective waiver of a QJSA or a QPSA. Any waiver of a QJSA or a QPSA shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the QJSA shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

     Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and/or to a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in subsection (e) below.

          (5) QJSA: An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

          (6) QPSA. An immediate annuity for the life of the Spouse of a Participant who dies before the annuity starting date and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

          (7) Spouse (Surviving Spouse): The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

          (8) Annuity Starting Date: The first day of the first period for which an amount is paid as an annuity or any other form.

          (9) Vested Account Balance: The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who has a Vested Account balance attributable to Employer contributions, Employee contributions, or both at the time of death or distribution.

     (f)  Notice Requirements.

          (1) In the case of a QJSA, the Plan Administrator shall, within the period which ends no less than 30 days and begins no more than 90 days prior to the Annuity Starting Date, provide each Participant with a written explanation of: (1) the terms and conditions of a QJSA; (2) the Participant's right to make, and the effect of, an election to waive the QJSA form of benefit; (3) the rights of a Participant's Spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the QJSA.

     A Participant may waive the requirement that the written explanation, described above, be provided no less than 30 days prior to the Annuity Starting Date if the distribution commences more than 7 days after such written explanation is provided.

          (2) In the case of a QPSA, the Plan Administrator shall provide each Participant within the applicable period for such Participant with a written explanation of the QPSA in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a QJSA.

     The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after the Plan no longer fully subsidizes the cost of a QPSA or QJSA and no longer prohibits the waiver of such requirements; or (iv) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

     For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) consists of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation from service and ending one year after such separation. If the Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

          (3) Notwithstanding the other requirements of this Section, the respective notices prescribed by this Section need not be given to a Participant if (i) the Plan fully subsidizes the costs of a QJSA or QPSA, and (ii) the Plan does not allow the Participant to waive the QJSA or QPSA and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Section, a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

     (g)  Transitional Rules.

          (1) Any living Participant not receiving benefits on August 23, 1984 who would otherwise not receive the benefits prescribed must be given the opportunity to elect to have the prior provisions of this Section apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of Vested service when he or she separated from service.

          (3) The respective opportunities to elect (as described in subsections (e)(1) and (e)(2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

          (4)  Any Participant who has elected pursuant to subsection
               (f)(2) of this Section and any Participant who does not elect under subsection (f)(1) or who meets the requirements of subsection (f)(1) except that such Participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                    (A) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                         (i) begins to receive payments under the Plan on or after his Normal Retirement Age; or

                         (ii) dies on or after his Normal Retirement Age
                              while still working for the Employer; or

                         (iii) begins to receive payments on or after his Qualified Early Retirement Age; or

                         (iv) separates from service on or after reaching
                              his Normal Retirement Age (or the Qualified
                              Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

               (B) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminated employment.

               (C)  For purposes of this subsection:

                    (i)  Qualified Early Retirement Age is the latest of:

                         (a) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

                         (b) the first day of the 120th month beginning before the Participant reaches the Normal Retirement Age, or

                         (c)  the date the Participant begins
                              participation.

                         (d) Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in subsection (c)(4) of this Section.

SECTION 6.12   ANNUITY CONTRACT.

     (a) Nontransferability of annuities. Any annuity contract distributed from the Plan must be nontransferable.

     (b) Conflicts with annuity contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

SECTION 6.13 SPECIAL DISTRIBUTION RULES FOR 401(K) CONTRIBUTIONS, QUALIFIED MATCHING CONTRIBUTIONS AND QUALIFIED NON-ELECTIVE CONTRIBUTIONS.

     Employee Elective Deferrals, Qualified Matching Contributions and Qualified Non-Elective Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from service, death, or Disability other than upon the occurrence of one or more of the following events:

     (a) Termination of the Plan without the establishment of another Defined Contribution Plan other than an employee stock ownership plan (as defined in section 4975(e) or 409 of the Code), or a simplified employee pension plan (as defined in section 408(k) of the Code).

     (b) The transfer by the Employer, if a corporation, to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

     (c) The transfer by the Employer, if a corporation, to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

     (d)  A distribution made pursuant to an event described in subsection
(a), (b), or (c) above shall be made in the form of a lump sum.

     (e)  The attainment of age 59 1/2.

     (f) Distribution of Employee Elective Deferrals (and earnings thereon accrued as of the end of the last Plan Year ending before July 1, 1989) may be made to a Participant in the event of hardship pursuant to a showing of immediate and heavy financial need, as described in Section 6.2 of the Plan.

     Notwithstanding any provision herein to the contrary, any distribution made under this Section shall be subject to the provisions of Section 6.11.

SECTION 6.14   FORM OF DISTRIBUTION.

     Distributions shall be made in cash only, except for the distribution of an annuity contract.

SECTION 6.15   TRUSTEE-TO-TRUSTEE TRANSFERS.

     Subject to Plan Administrator approval, at the direction of a Participant, the Trustee of this Plan will make a transfer of such Participant's applicable Account balance to the trustee of another plan designated by the Participant, and qualified under section 401(a) of the Code.

SECTION 6.16   NORMAL FORM OF BENEFIT

     The Participant will receive a distribution in the form of lump sum, as specified in Section 6.3, unless the Participant elects otherwise as permitted in this Article.

SECTION 6.17   ROLLOVERS TO OTHER PLANS OR IRAS.

     Effective with respect to any distribution made on or after January 1, 1993 and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid, in a direct rollover, to an eligible retirement plan specified by the Participant.

DEFINITIONS:

     (a) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except:

          (1) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made over the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or over a specified period of ten years or more;

          (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

          (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

SECTION 6.18   INSTALLMENT PAYMENTS.

     The frequency of the installment payments shall be payable over a term not exceeding the life expectancy of the Participant, at the Participant's election as follows:

     (a)  monthly,
     (b)  quarterly,
     (c)  annually.


                        ARTICLE VII - LOANS

SECTION 7.1    AVAILABILITY OF LOANS.

     Loans shall be permitted under this Plan as established by the policy of the Plan Administrator. Any such loan shall be subject to such conditions and limitations as the Plan Administrator deems necessary for administrative convenience and to preserve the tax-qualified status of the Plan.

SECTION 7.2    AMOUNT OF LOANS.

     No loan to any Participant or Beneficiary may be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

SECTION 7.3    TERMS OF LOANS.

     (a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

     (b) Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

     (c) Loans must be adequately secured using not more than 50 percent of the Participant's Vested Account balance, and bear a reasonable interest rate.

     (d) No Participant loan shall exceed the present value of the Participant's Vested accrued benefit. A Participant loan for less than $1,000 dollars is not permitted.

     (e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

     (f) No loans will be made to any shareholder-employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code) on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

     (g) A Participant must obtain the consent of his or her Spouse, if any, to the use of his Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiating, extension, renewal, or other revision of the loan.

     If valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's Vested Account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the Vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     (h) Loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988 shall be made pursuant to a written Participant loan program incorporated herein by reference which will include the following:

          (1)  the basis on which loans will be approved or denied;

          (2)  procedures for applying for the loans;

          (3) person or positions authorized to administer the Participant loan program;

          (4) limitations, if any, on the types and amounts of loans offered;

          (5) procedures under the program for determining the rates of interest;

          (6)  the types of collateral which may secure a Participant loan;
and

          (7) the events constituting default and the steps that will be taken to preserve Plan assets.

     (i) Loans are available from the following accounts and will be withdrawn from the Participant's accounts in the following hierarchy:

          (A)  After-Tax Employee Contribution Account

          (B)  Employee Deferral Account

          (C)  Employer Matching Contribution Account

          (D)  Rollover Account

          (E) Qualified Matching Contribution or Qualified Non-Elective Contribution Accounts

     (j) Loans will be taken from the investment funds on a pro rata basis.


                ARTICLE VIII - PLAN ADMINISTRATION

SECTION 8.1    DUTIES OF THE EMPLOYER.

     The Employer shall have overall responsibility for selecting and appointing the Trustee, and for the establishment, amendment, termination, administration, and operation of the Plan. The Employer shall discharge this responsibility by appointing a Committee, to which shall be delegated overall responsibility for administering and operating the Plan.

     Upon written notice to the Trustee and the Committee, the Employer may appoint one or more investment managers as described in ERISA section 3(38), which shall have the power to manage, acquire, or dispose of all or part of the Trust assets in accordance with the provisions of the Plan and Trust agreement. The Committee and investment manager shall execute a written agreement specifying the Trust assets to be managed and the investment manager's duties and responsibilities with respect to such assets, and in such agreement the investment manager shall acknowledge that it is a fiduciary with respect to the Plan and Trust. The Committee may authorize the investment manager to give written instructions to the Trustee with respect to acquiring, managing, and disposing of assets managed by the investment manager, and the Trustee shall follow such instructions and shall be under no duty to make an independent determination regarding whether the instruction is proper. The fees and expenses of an investment manager shall be paid by the Trust except to the extent paid by the Employer.

SECTION 8.2    THE COMMITTEE.

     (a) The Committee shall be the "named fiduciary" (as defined in section 402(a)(2) of ERISA), the "Administrator" (as defined in section 3(16) of ERISA and section 414(g) of the Code), and an agent for service of process of the Plan.

     (b) The Committee shall consist of officers or other Employees of the Employer, or any other person(s) who shall be appointed by the Employer. The members of the Committee shall serve at the direction of the Employer. In the absence of such appointment, the Employer shall serve as the Committee. Any member of the Committee may resign by delivering his written resignation to the Employer and to the Committee, which shall become effective upon the date specified therein. In the event of a vacancy on the Committee, the remaining members shall constitute the Committee with full power to act until the Employer appoints a new Committee member. The Employer may from time to time remove any Committee member with or without cause and appoint a successor thereto.

SECTION 8.3    APPOINTMENT OF ADVISOR.

     The Committee may employ any such person or entity as it deems necessary to assist in the Administration of the Plan and provide services including but not limited to tax advice, amendment, termination and operation of the Plan, and advice concerning reports filed with the Internal Revenue Service. Any such advisor shall not be the Administrator of the Plan (as defined in section 3(16) of ERISA and section 414(g) of the Code).

     The Committee shall have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices and procedures made by the Committee or other Plan fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Section 8.6. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

SECTION 8.4    POWERS AND DUTIES OF THE COMMITTEE.

     (a) The Committee, on behalf of the Participants and Beneficiaries of the Plan, shall enforce the Plan and Trust in accordance with the terms thereof, and shall have all powers necessary to carry out such provisions. The Committee shall interpret the Plan and Trust and shall determine all questions arising in the administration and application of the Plan and Trust. Any such interpretation or determination by the Committee shall be conclusive and binding on all persons.

     The Committee shall establish rules and regulations necessary for the proper conduct and administration of the Plan, and from time to time may change or amend these rules and regulations. The Committee shall also have the power to authorize all disbursements from the Trust by the Trustee in accordance with the Plan's terms.

     (b) At the direction of the Committee, distributions to minors or persons declared incompetent may be made by the Trustee directly to such persons or to the legal guardians or conservators of such persons. The Employer, the Committee, and the Trustee shall not be required to see to the proper application of such distributions made to any of such persons, but his or their receipt thereof shall be a full discharge of the Employer, the Committee, and the Trustee of any obligation under the Plan or the Trust.

SECTION 8.5    ORGANIZATION AND OPERATION.

     (a) The Committee shall act by a majority of its members then in office, and such action may be taken either by a vote at a meeting or by written consent without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Employer, in writing, of such authorization and the name or names of its member or members so designated. The Employer thereafter shall accept and rely on any documents executed by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Employer a written revocation of such designation.

     (b) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may employ and appropriately compensate such accountants, counsel, specialists, actuaries, and other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan. The Committee shall have the authority to control and manage the operation and administration of the Plan.

SECTION 8.6    CLAIMS PROCEDURE.

     (a) A claim for benefits under the Trust shall be filed on an application form supplied by the Committee. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after an application form is received by the Committee, unless special circumstances (as determined by the Committee) require an extension for processing the claim. If such an extension is required, the Committee shall render a decision as soon as possible subsequent to the 90-day period, but such decision shall not be rendered later than 180 days after the application form is received by the Committee. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring such extension and the date by which the Committee expects to render the decision on the claim. In the event the claim is denied, the Committee shall set forth in writing the reasons for the denial and shall cite pertinent provisions of the Plan and Trust upon which the decision is based. In addition, the Committee shall provide a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such information is necessary, and appropriate information as to the steps to be taken if the Participant or Beneficiary wish to submit such claim for review as provided in (b) below.

     (b) A Participant or Beneficiary whose claim described in (a) above has been denied in whole or in part shall be entitled to the following rights if exercised within 60 days after written denial of a claim is received:

          (1) to request a review of the claim upon written application to the Committee;

          (2)  to review documents associated with the claim; and

          (3)  to submit issues and comments in writing to the Committee.

     (c) If a Participant or a Beneficiary requests a review of the claim under (b) above, the Committee shall conduct a full review (including a formal hearing if desired) of such request, and a decision on such request shall be made within 60 days after the Committee has received the written request for review from the Participant or the Beneficiary. Special circumstances (such as a need for full hearing on request) can allow the Committee to extend the decision on such request, but the decision shall be rendered no later than 120 days after receipt of the request for review. Written notice of such an extension shall be furnished to the Participant or the Beneficiary prior to the commencement of the extension. The decision of the Committee on review shall be set forth in writing and shall include specific reasons for the decision as well as specific references to the pertinent provisions of the Plan or Trust on which the decision is based.

SECTION 8.7    RECORDS AND REPORTS.

     (a) The Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisor, actuary or legal counsel employed by the Employer or Committee. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The regularly kept records of the Committee, the Employer, and the Trustee shall be conclusive evidence of a Participant's service, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained therein and relevant to this Plan; provided, however, that a Participant may request a correction in the record of his age at any time prior to his retirement and such correction shall be made if within 90 days after such request he furnishes a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Committee in support of this correction.

          (1) Each Participant and each Participant's designated Beneficiary must notify the Committee in writing of his mailing address and each change thereof. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the Committee, or if no address is filed with the Committee, the last mailing address as shown on he Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or a Beneficiary.

SECTION 8.8    LIABILITY.

     (a) A member of the Committee shall not be liable for any act, or failure to act, of any other member of the Committee, except to the extent that such member:

          (1) Knowingly participates in, or undertakes to conceal, an act or omission of another Committee member, knowing that such act or omission is a breach of fiduciary duty to the Plan;

          (2) Fails to comply with the specific responsibilities given him as a member of the Committee, and such failure enables another member of the Committee to commit a breach of fiduciary duty to the Plan; or

          (3) Has knowledge of a breach of fiduciary duty to the Plan by another member of the Committee, unless such member makes reasonable effort under the circumstances to remedy such breach.

     (b) Each member of the Committee shall be liable with respect to his own acts of willful misconduct or gross negligence concerning the Plan.
The Employer may indemnify the Committee or each of its members for part or all expenses, costs, or liabilities arising out of the performance of duties required by the terms of the Plan or Trust, except for those expenses, costs, or liabilities arising out of a member's willful misconduct or gross negligence.

SECTION 8.9    RELIANCE AND STATEMENTS.

     The Committee, in any of its dealings with Participants hereunder, may conclusively rely on any written statement, representation, or documents made or provided by such Participants.

SECTION 8.10   REMUNERATION AND BONDING.

     (a) Unless otherwise determined by the Committee, the members of the Committee shall serve without remuneration for services to the Plan and Trust. However, all expenses of the Committee shall be paid by the Trust except to the extent paid by the Employer. Such expenses shall include any expenses incidental to the functioning of the Committee, including but not limited to fees of accountants, legal counsel, and other specialists, or any other costs entailed in administering the Plan.

     (b) Title I of ERISA requires certain persons with discretion over Plan assets to be bonded. Except as required by ERISA or other federal law, the members of the Committee shall serve without bond.

SECTION 8.11   COMMITTEE DECISIONS FINAL.

     Any decision of the Committee with respect to matters within its jurisdiction shall be final, binding, and conclusive upon the Employer and the Trustee and upon each Employee, Participant, former Participant, Beneficiary, and every other person or party interested or concerned.

SECTION 8.12   PARTICIPANT-DIRECTED INVESTMENTS.

     The Committee authorizes the Trustee to accept investment direction from Participants. The Trustee shall invest in the Investment Funds in accordance with investment directions given by the Participants and Beneficiaries for whose accounts such assets are held, to the extent authorized. All such directions by the Participants or Beneficiaries to the Trustee will be made by electronic media or in such other manner as is acceptable to the Trustee. Participants and Beneficiaries will be deemed responsible for purposes of such investment selection and allocation.

     Where the Committee, a Participant, a Beneficiary or an Investment Manager other than the Trustee has the power and authority to direct the investment of assets of the Trust Fund, the Trustee does not have any duty to question any direction, to review any securities or other property, or to make any suggestions in connection therewith. The Trustee will promptly comply with any direction given by the Committee, a Participant, a Beneficiary or Investment Manager. The Trustee will neither be liable for failing to invest any assets of the Trust Fund under the management and control of the Committee, a Participant, a Beneficiary or an Investment Manager in the absence of investment directions regarding such assets. The Trustee and the Committee shall be indemnified by the Participant from and against any personal liability to which the Trust and the Committee may be subject due to carrying out an elective investment directed by the Participant or for failure to act in absence of restrictions from the Participant.


                   ARTICLE IX - TRUST AGREEMENT

SECTION 9.1    ESTABLISHMENT OF TRUST.

     The Employer and the Trustee have entered into a trust agreement which is set forth in a separate document and is incorporated herein. The trust agreement establishes a Trust consisting of such sums of money and other property as may from time to time be contributed or transferred to the Trustee under the terms of the Plan, along with any property to which the Trust Fund may from time to time be converted, and which provides for the investment of Plan assets and the operation of the Trust. The trust agreement, as amended from time to time, shall be deemed part of the Plan, and all rights and benefits provided to persons under the Plan shall be subject to the terms of the trust agreement.

           ARTICLE X - AMENDMENT, TERMINATION AND MERGER

SECTION 10.1   AMENDMENT.

     (a) The Employer shall have the right to amend the Plan and Trust at any time to the extent permitted under the Code and ERISA.

     (b) No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustees.

     (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code.
For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

SECTION 10.2   TERMINATION.

     (a) The Employer intends to continue the Plan indefinitely and to fund the Plan as required by law and its terms. However, the Employer shall have the right to terminate the Plan at any time.

     (b) If the Plan is totally or partially terminated, or in the event of a complete discontinuation of contributions under the Plan, a Participant whose participation in the Plan is terminated as a result of such total or partial termination or who is affected by the complete discontinuation of contributions to the Plan shall be 100 percent Vested with respect to his Accounts, determined as of the date of such total or partial termination.

     (c) Upon termination of the Plan, the Employer shall allocate the assets of the Plan, after the payment of or set aside for the payment of all expenses, among the Participants and their Beneficiaries in accordance with the Code and ERISA.

     (d) Upon termination of the Plan, and after all liabilities of the Plan to Participants and Beneficiaries have been satisfied, any residual assets of the Plan which are attributable to a contribution in excess of Code section 415 limits shall be distributed to the Employer, provided such distribution does not contravene any provision of the law or the Plan.

     (e) The allocation of benefits under this Article shall be accomplished either through the continuance of the Trust, the creation of a new Trust, the payment of the benefits to be provided to the Participants or Beneficiaries, or the purchase of annuity contracts, as determined by the Employer.

SECTION 10.3   MERGER, CONSOLIDATION OR TRANSFER.

     The Employer shall have the right at any time to merge or consolidate the Plan with any other plan, or transfer the assets or liabilities of the Trust to any other plan provided each Participant would (if the Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would equal or exceed the benefit the Participant would have been entitled to immediately before such merger, consolidation or transfer (if the Plan were then terminated).

                 ARTICLE XI - TOP-HEAVY PROVISIONS

SECTION 11.1   APPLICABILITY.

     The provisions of this Article shall not apply to the Plan with respect to any Plan Year in which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan.

SECTION 11.2   DEFINITIONS.

     (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was (1) an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, (3) a more-than-5-percent owner of the Employer, or (4) a more-than-1-percent owner of the Employer who has annual Compensation of more than $150,000. Annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code. The "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

     The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the Regulations thereunder.

     (b) Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

          (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

          (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

     (c) Super-Top-Heavy Plan: A plan is Super-Top-Heavy if such a plan would be Top-Heavy if "90 percent" were substituted for "60 percent" each place it appears in (b) above.

     (d)  Top-Heavy Ratio:

          (1) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the Regulations thereunder.

          (2) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), are determined in accordance with section 416 of the Code and the Regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

          (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with section 416 of the Code and the Regulations thereunder. Employee contributions previously deductible under section 219 of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     The accrued benefit of a Participant other than a Key Employee shall be determined under either (a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

     (e) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

     (f) Required Aggregation Group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

     (g) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

     (h) Valuation Date: The date as defined in Article I of the Plan as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

          (i) Present Value: Present Value shall be determined using the interest and mortality rates specified in the applicable plans. Notwithstanding the foregoing, all determinations shall be made in accordance with section 416 of the Code and the Regulations promulgated thereunder.

SECTION 11.3   MINIMUM ALLOCATION.

     (a) Except as otherwise provided in (c) and (d) below, Employer contributions, not including Employee Elective Deferrals, allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (four percent if the Plan is super-Top-Heavy) of such Participant's Compensation or, in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under the Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) the Participant's failure to make mandatory Employee contributions to the Plan or (3) Compensation less than a stated amount.

     (b) For purposes of computing the minimum allocation, Compensation means Compensation as defined in Article I of the Plan.

     (c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

     (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

SECTION 11.4   NONFORFEITABILITY OF MINIMUM ALLOCATION.

     The minimum allocation required (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(D) of the Code.

SECTION 11.5   ALLOCATION LIMITATIONS.

     In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to Section 5.4 of the Plan "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 11.3(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each place it appears in Section 11.2(b) of the Plan.

SECTION 11.6   MINIMUM VESTING SCHEDULES.

     For any Plan Year during which the Plan is Top-Heavy, the vesting schedule(s) set forth in Article V of the Plan will be followed, as such schedule(s) already satisfy the requirements of section 416 of the Code.

                 ARTICLE XII - GENERAL PROVISIONS

SECTION 12.1   GOVERNING LAW.

     (a) The Plan is established under, and its validity, construction and effect shall be governed by, the laws of the State of Indiana.

     (b) The parties to the Trust intend that the Trust be exempt from taxation under section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will effect such intention.

SECTION 12.2   POWER TO ENFORCE.

     The Committee shall have authority to enforce the Plan on behalf of any and all persons having or claiming any interest in the Trust or Plan.

SECTION 12.3   ALIENATION OF BENEFITS.

     Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefits. This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

SECTION 12.4   NOT AN EMPLOYMENT CONTRACT.

     The Plan is not and shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Employer or to interfere with the right to be retained in the employ of the Employer, any legal or equitable right against the Employer, or to interfere with the right of the Employer to discharge or retire any Employee at any time.

SECTION 12.5   DISCRETIONARY ACTS.

     Any discretionary acts to be undertaken under the Plan with respect to the classification of Employees, contributions, or benefits shall be nondiscriminatory and uniform in nature and applicable to all persons similarly situated.

SECTION 12.6   INTERPRETATION.

     (a) Savings Clause. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

     (b) Gender. Wherever appropriate, pronouns of either gender shall be deemed synonymous as shall singular and plural pronouns.

     (c) Headings. Headings and titles of sections and subsections within the Plan document are inserted solely for convenience of reference. They constitute no part of the Plan itself and shall not be considered in the construction of the Plan.

                   ARTICLE XIII - SIGNATURE PAGE

     IN WITNESS WHEREOF, this Plan has been restated the day and year written below.


     Signed, sealed, and delivered on this ____ day of _______________, 1997, in the presence of:


                                MERIDIAN INSURANCE GROUP, INC.


                                By:
                                    EMPLOYER



                                EMPLOYER (Print Name)

WITNESS AS TO EMPLOYER


By: